UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2013

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 22, 2013, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected James H. Quigley to the Company’s Board, effective immediately. Mr. Quigley is an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. He has been appointed to serve on the Board’s Audit and Examination Committee.

Mr. Quigley will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2013 proxy statement filed with the Securities and Exchange Commission on March 14, 2013. Under the non-employee director compensation program, on October 22, 2013, Mr. Quigley was automatically granted a stock award under the Company’s Long-Term Incentive Compensation Plan of 2,038 shares of Company common stock, which had a fair market value of approximately $87,500 on the date of grant. The shares of Company common stock are fully vested. Additional information regarding equity awards under the non-employee director compensation program is set forth in Exhibit 10(t) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Company’s news release (the “News Release”) announcing the election of Mr. Quigley to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	The News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2013	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary